UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Binney Street, Suite 710 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TCRR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2021, TCR2 Therapeutics Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Jefferies LLC, Piper Sandler & Co. and BMO Capital Markets Corp., as representatives of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), related to the public offering (the “Offering”) of 4,590,164 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $30.50 per Share, less underwriting discounts and commissions. The Company granted the Underwriters a 30-day option to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 688,524 shares of Common Stock. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-236965), including a base prospectus that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2020, as supplemented by a prospectus supplement dated January 19, 2021 that was filed with the SEC on January 21, 2021 (the “Prospectus Supplement”).

The Offering closed on January 22, 2021. The Company received net proceeds from the Offering, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, of approximately $131.1 million. The Company intends to use the net proceeds of the Offering to advance its clinical and earlier stage programs and for research and development, working capital and general corporate purposes.

Goldman Sachs & Co. LLC, Jefferies, Piper Sandler and BMO Capital Markets acted as joint book-running managers for the Offering.

The Company made customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, subject to certain exceptions, the Company and its officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock during the 90-day period following the date of the Prospectus Supplement.

The foregoing is only a brief description of certain terms of the Underwriting Agreement and the transactions contemplated thereby, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On January 19, 2021, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 19, 2021, the Company issued a press release announcing its entry into the Underwriting Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 19, 2021, by and among TCR[2] Therapeutics Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Piper Sandler & Co. and BMO Capital Markets, as representatives of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release issued by TCR2 Therapeutics, Inc. on January 19, 2021.

99.2	Press release issued by TCR2 Therapeutics, Inc. on January 19, 2021.

104	Inline XBRL cover page

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCR2 THERAPEUTICS, INC.

By:	/s/ Mayur (lan) Somaiya
Date:	January 22, 2021
Name:	Mayur (Ian) Somaiya
Title:	Chief Financial Officer